UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
CENTRA FINANCIAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
Kevin D. Lemley

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2005
      The Annual Meeting of Stockholders of Centra Financial Holdings, Inc. (“Centra”) will be held on Thursday, May 12, 2005, at the Suncrest office of Centra Bank, 990 Elmer Prince Drive, Morgantown, West Virginia, 26505, at 4:30 p.m., local time, for the following purposes:

1.	To elect three directors to serve three-year terms;

2.	To ratify the board of directors’ selection of Ernst & Young LLP as Centra’s independent registered public accounting firm for 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
      Stockholders who are holders of record on April 8, 2005, may vote at the meeting.

By Order of the Board of Directors,

Douglas J. Leech
President and Chief Executive Officer
Morgantown, West Virginia
April 9, 2005
      Please vote, sign, date and return the enclosed proxy in the enclosed, self-addressed envelope as promptly as possible, even if you plan to attend the meeting. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. You may revoke your proxy before it is voted at the meeting.

*	Matters to be voted upon.

CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000
PROXY STATEMENT
      Centra’s board of directors is soliciting proxies to vote Centra shares at the 2005 Annual Meeting of Stockholders. Stockholders will meet at 4:30 p.m., on Thursday, May 12, 2005, for the purposes stated in the accompanying Notice of Annual Meeting. On or about April 9, 2005, Centra began mailing this proxy statement to stockholders of record as of April 8, 2005. Stockholders as of April 8, 2005, may vote at the meeting.
      Please read this proxy statement carefully. You will find more information about Centra in our enclosed 2004 Annual Report to Stockholders and in the public documents we file with the Securities and Exchange Commission.
      Centra will pay for the board of directors’ solicitation of proxies, and employees of Centra and its subsidiary may follow up on this written solicitation by telephone or other methods of communication.
      As of April 8, 2005, Centra had 50,000,000 authorized shares of common stock with 2,552,506 shares issued and outstanding.
VOTING PROCEDURES AND REVOKING YOUR PROXY
      If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares “FOR” the election of the three nominees as directors, and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.
Voting for Directors
      Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a stockholder requests cumulative voting for directors at least 48 hours before the meeting. If a stockholder properly requests cumulative voting for directors, then each stockholder will have the right to vote the number of shares owned by that stockholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the stockholder sees fit. If any shares are voted cumulatively for the election of directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.
Voting for the Ratification of the Independent Registered Public Accounting Firm
      A favorable vote by a majority of stockholders of Centra common stock represented at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2005.
Revoking Your Proxy
      You may revoke your proxy before it is voted at the Annual Meeting by:

•	notifying Centra in person;

•	giving written notice to Centra;

•	submitting to Centra a subsequently dated proxy; or

•	attending the meeting and withdrawing the proxy before it is voted.
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
      Centra’s bylaws provide that the board of directors can set the number of directors but also provide that the board of directors must have no less than six nor more than 30 directors. The board of directors has set the number of directors to serve in 2005 at nine, which means that three directors will be elected at the 2005 Annual Meeting.
      Centra’s articles of incorporation divide the board of directors into three classes, each of which serves for three years. The classes are to be approximately equal. Because of this arrangement, Centra has nominated three nominees for three-year terms. Following the election, the three classes would be three directors in the class of 2006, three directors in the class of 2007, and three directors in the class of 2008.
Management Nominees to Centra’s Board

		Director	Term
Name	Age	Since	Expires	Occupation

Arthur Gabriel	67	1999	2008	Secretary/Treasurer, Gabriel Brothers, Inc. (Retail Sales)
Robert A. McMillan	62	2003	2008	President, Jefferson Distributing Company (Beer Distributor)
Milan Puskar	70	1999	2008	Chairman, Mylan Labs, Inc. (Pharmaceutical Company)
MANAGEMENT AND DIRECTORS
      In addition to the nominees, the following are the executive officers and directors of Centra.

			Director	Class	Principal Occupation
Name	Age	Position	Since	Expires	(Past Five Years)

Kevin D. Lemley	50	Vice President, CFO and Treasurer	—	—	Senior Vice President and CFO Centra Bank, Inc. (1999 to present). Senior Vice President, Huntington National Bank, West Virginia (Commercial Portfolio Manager/Manager of Statewide Commercial Lending) (1997-1999); Huntington National Bank, West Virginia, Chief Financial Officer (1987-1997)
Timothy P. Saab	48	Vice President and Secretary	—	—	Senior Vice President, Centra Bank, Inc. (1999 to present). Vice President and Group Executive, Private Financial Group, Huntington National Bank (1996-1999); Senior Vice President, Huntington National Bank, West Virginia (1993-1996); Corporate Secretary, Huntington Bancshares West Virginia (1989-1996); Corporate Secretary, Huntington National Bank, West Virginia (1994-1997)
James W. Dailey II	58	Director	2001	2006	Chairman, W. Harley Miller Contractors, Inc. (Building Construction)

			Director	Class	Principal Occupation
Name	Age	Position	Since	Expires	(Past Five Years)

Douglas J. Leech	50	Director	1999	2006	Chairman, President Centra Financial Holdings, Inc. President Centra Bank, Inc.
Mark R. Nesselroad	49	Director	2003	2006	Chief Executive Officer, Glenmark Holdings LLC. (Real Estate Development)
Parry G. Petroplus	53	Director	1999	2007	President, Petroplus & Associates (Real Estate)
Paul T. Swanson	72	Director	2003	2007	Chairman, CWS Inc., and Swanson Plating (Manufacturing)
Bernard G. Westfall	63	Director	1999	2007	Retired President and CEO, WV United Health Systems (Health Care)
      Centra’s board of directors has determined that Bernard G. Westfall and Paul T. Swanson meet the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission. The board of directors believes that Mr. Westfall and Mr. Swanson have the following five attributes that qualify them as an audit committee financial expert. These directors, through education and experience, have:

•	An understanding of financial statements and generally accepted accounting principles;

•	An ability to assess the general application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves;

•	Some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented in Centra’s financial statements;

•	An understanding of internal controls; and

•	An understanding of audit committee functions.
      Mr. Westfall acquired these attributes through his Bachelor of Science and Master’s degrees at West Virginia University, in Chemistry and Business Administration respectively, and his experiences as President and Chief Executive Officer of West Virginia United Health System. Mr. Westfall served ten years as Chief Financial Officer and Chief Operating Officer of West Virginia University Hospital. Mr. Westfall has served on the boards of directors of various entities, including a financial institution, during his career. Mr. Westfall is independent of Centra.
      Mr. Swanson acquired these attributes through his experiences as President, Chief Executive Officer, and Chief Financial Officer of Swanson Plating Co. from 1964 through 2001. Mr. Swanson has served on the boards of directors of various entities, including a financial institution, during his career. Mr. Swanson is independent of Centra.
Board Information
     Number of Meetings
      The board of directors of Centra met 8 times in 2004. The board of directors of the bank met 21 times in 2004. All of Centra’s directors attended 75% or more of all board and committee meetings during 2004 for both entities.
     Board Committees
      Audit Committee. The audit committee has three independent directors consisting of Bernard G. Westfall, Mark R. Nesselroad, and Paul T. Swanson. In determining whether the members are independent, the board of directors used the definition of “independent” contained in Rule 4200(a)(15) of the NASD’s listing standards. Information regarding the functions performed by the committee, its membership and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this proxy statement. The audit committee is governed by a written charter approved by the board of directors.
      Compensation Committee. The compensation committee of the bank serves those functions for the bank and Centra. The compensation committee has four bank board members, consisting of Mark R. Nesselroad, Thomas P. Rogers, Bernard G. Westfall and James W. Dailey II, and met one time in 2004. This committee administers Centra’s 1999 Incentive Stock Option Plan and approves compensation levels for the executive management group of Centra and its subsidiaries. Information regarding the functions performed by the committee in setting executive compensation is set forth in the “Board Compensation Committee Report on Executive Compensation.”
      Investment Committee. The investment committee has three members, consisting of James W. Dailey II, Arthur Gabriel, and Dr. Paul F. Malone and met 11 times in 2004. This committee monitors and supervises the investments made by Centra Bank.
      Loan Committee. The loan committee has six members, consisting of Dr. Paul F. Malone, Robert E. Lynch, Jr., Robert A. McMillan, Parry G. Petroplus, Thomas P. Rogers, and Paul T. Swanson, and met eight times in 2004. This committee evaluates and approves/disapproves loans in excess of the lending authority designated for management.
      Nominating Committee. The nominating committee has four members, consisting of Milan Puskar, Robert E. Lynch, Jr., Thomas P. Rogers, and Rita Tanner, and did not meet in 2004. These members are “independent” as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. This committee evaluates and nominates directors for election at Centra’s annual meeting. The nominating committee does not have a charter but makes nominations consistent with the board of directors’ belief that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in Centra’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and comprehend financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the board of directors of Centra and the bank and to serve on board committees.

•	The board of directors will consider whether a nominee is independent as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all stockholders of Centra.

•	Because the directors of Centra also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•	Directors must be acceptable to Centra’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of the bank.

•	Directors must be at least 21 years of age.

      The board of directors of Centra reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.
      The process of the nominating committee for identifying and evaluation nominees is as follows: In the case of incumbent directors whose terms are set to expire, the nominating committee considers the directors’ overall service to Centra during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Centra and the bank. The nominating committee also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The nominating committee considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s internal auditors and whether corrective action, if required, has been taken and was sufficient. The nominating committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the nominating committee uses its network of contacts in Centra’s market area to compile a list of potential candidates. The nominating committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The nominating committee then discusses each candidate’s qualifications and recommends a candidate by majority vote.
      The nominating committee will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of stockholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations. The nominating committee does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a stockholder.
      Centra’s bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of Centra’s existing management, must be made by a stockholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying stockholder; and

•	Number of shares owned by notifying stockholder.
      Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No stockholder recommendations or nominations have been made.
Report of the Audit Committee
      The audit committee oversees Centra’s financial reporting process on behalf of the board of directors. The audit committee is responsible for communicating to the Board their recommendation regarding the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements. The audit committee relies on the expertise and knowledge of management, the company’s internal auditors and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee’s oversight role are set forth in the company’s audit committee charter. This charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U. S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Centra’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent registered public accounting firm the firm’s independence from management and Centra, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.
      The committed has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).
      The committee discussed with Centra’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of Centra’s internal controls, and the overall quality of Centra’s financial reporting. The committee held five meetings in 2004.
      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The committee and the Board have also approved the selection of Centra’s independent registered public accounting firm.

Bernard G. Westfall, Chairman
Mark R. Nesselroad
Paul T. Swanson
March 9, 2005
      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless Centra specifically incorporates this report by reference. It will not otherwise be filed under such Acts.
Board Compensation
      Directors are not currently compensated in cash for regular or special board meetings or committee meetings attended, but the bank and the company intend to compensate directors in the future. Each of the 10 non-employee directors of the bank elected in 1999, which includes six of the nine holding company directors, received 10-year options to purchase 2,200 shares of Centra common stock for $9.09 per share in 2000. All option shares and grant prices have been adjusted to reflect the 10% stock dividend with a record date of December 15, 2004. Each of the 10 non-employee directors of the bank elected in 1999, received 10-year options to purchase 2,750 shares of Centra common stock for $14.09 per share in 2003.
      The two bank directors elected in 2001, including one holding company director in 2001, received 10-year options to purchase 2,200 shares of Centra common stock for $11.36 per share in 2001. These two bank directors, both holding company directors in 2004, received 10-year options to purchase 4,400 shares of Centra Common stock for $14.09 per share in 2003.

      Each of the seven non-holding company non-employee directors of the Martinsburg region, elected in 2001, received 10-year options to purchase 2,200 shares of Centra common stock for $11.36 per share in 2001. These directors each received 10-year options to purchase 1,650 shares of Centra Common stock for $14.09 per share in 2003.

Certain Transactions with Directors and Officers and Their Associates
      Centra and the bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. Centra’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.
      Directors Parry G. Petroplus and Milan Puskar are members, and each own approximately one-third, of Platinum Plaza Limited Liability Company, lessor of the premises that the bank occupies. In our opinion, the lease is on terms and conditions that are at least as favorable to the bank as would be offered by a nonaffiliated third party. We base this opinion on two independent appraisals obtained by the bank.
      Director D. Scott Roach is a member, and owns approximately 30%, of R. M. Roach & Sons, Inc., lessor of the temporary premises that the bank occupies in Inwood, West Virginia. This lease will terminate in the spring of 2005 upon the completion and opening of our permanent banking facility in Inwood. In our opinion, the lease is on terms and conditions that are at least as favorable to the bank as would be offered by a nonaffiliated third party.
      Directors Parry G. Petroplus and Milan Puskar are members, and each own approximately one-third of EIO, LLC which owns 70% of Citynet, which provides connectivity to the internet for Centra. In our opinion, the fees for this service, approximately $13,000 in 2004, are at least as favorable to the bank as would be offered by a nonaffiliated third party.
      Total loans outstanding from the bank at December 31, 2004, to Centra’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $18.4 million or 62.0% of total equity capital and 4.6% of total loans. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Board Compensation Committee Report on Executive Compensation
      The compensation committee of the board of directors establishes compensation policies, plans and programs to accomplish three objectives:

•	to attract and retain highly capable and well-qualified executives;

•	to focus executives’ efforts on increasing long-term stockholder value; and

•	to reward executives at levels which are competitive with the marketplace for similar positions and consistent with the performance of each executive and of Centra.
      The committee meets at least annually, and otherwise when necessary, with the chief executive officer to review and approve the compensation programs for executives. In determining the salary budget for 2004, and in fixing levels of executive compensation, the committee considered:

•	Centra’s performance relative to its growth and profitability goals and its peers’ performance, both in the local geographic area and in institutions with similar lending portfolios; and

•	the relative individual performance of each executive.

      The compensation committee has determined that Centra’s compensation is competitive with peer banks.
      The committee believes that stockholder value can be further increased by aligning the financial interests of Centra’s key executives with those of its stockholders. Awards of stock options pursuant to Centra’s Incentive Stock Option Plan (“ISOP”) are intended to meet this objective and constitute the long-term incentive portion of executive compensation. Participation in the ISOP is specifically approved by the committee and consists of employees of Centra and its affiliate bank.
      Under the ISOP, the option price paid by the executive to exercise the option is the fair market value of Centra common stock on the day the option is granted. Options granted typically have a four year vesting period. The executive may exercise the vested options any time within a 10-year period from the original grant date. The options gain value over that time only if the market price of Centra stock increases. The committee believes the ISOP focuses the attention and efforts of executive management and employees upon increasing long-term stockholder value. The committee awards options to key executives and employees in amounts it believes are adequate to achieve the desired objective and to retain executives. The total number of shares available for award in each plan year is specified in the ISOP.
      The compensation committee meets independently of the chief executive officer to determine total compensation for the chief executive officer. The committee recognizes that the chief executive officer has overall responsibility for the performance of Centra. Therefore, Centra’s performance has a direct impact upon the chief executive officer’s compensation. The base compensation of the chief executive officer in 2004 was based primarily on efforts to expand the Monongalia County market share and to expand the Berkeley County market relative to long-range plan goals for earnings, asset quality, capital, liquidity, resource utilization, and the operational performance of Centra.
      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless Centra specifically incorporates this report by reference. It will not otherwise be filed under such Acts.
      The report is submitted by the compensation committee, which consists of the following individuals:

Mark R. Nesselroad, Chairman
Thomas P. Rogers
Bernard G. Westfall
James W. Dailey, II

Performance Graph
      The following graph compares the yearly percentage change in Centra’s cumulative total stockholder return on common stock for the five-year period ending December 31, 2004, with a cumulative total return of the CoreData Index (SIC Code Index 6022 — State Commercial Banks). Stockholders may obtain a copy of the Index by calling CoreData Financial Information at Telephone Number 804-278-6702. There is no assurance that Centra’s stock performance will continue in the future with the same or similar trends as depicted in the graph.
      The information used to determine Centra’s cumulative total stockholder return on its common stock is based upon information furnished to Centra by one or more parties involved in purchases or sales of Centra’s common stock. There is no public market for Centra’s common stock and share prices used to determine Centra’s cumulative stockholder return are based upon sporadic trading activity and privately negotiated transactions. We have not attempted to verify or determine the accuracy of the representations made to Centra.

	1999	2000	2001	2002	2003	2004

CENTRA FINANCIAL HOLDINGS, INC	100.00	110.01	124.97	155.01	155.01	155.01
SIC CODE INDEX	100.00	127.58	126.32	118.33	154.30	167.80
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

Executive Compensation and Other Information
  Summary of Compensation
      The following table summarizes the compensation Centra (and its subsidiaries) paid its executive officers for the years indicated.
SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation
					Awards
				Other			Payouts	All Other
				Annual	Restricted	Securities		Compensation
Name and				Compen-	Stock	Underlying	LTIP	(Including 401(k)
Principal		Salary	Bonus	sation	Award(s)	Options	Payouts	Matching
Position	Year	($)	($)	($)(1)(3)	($)	(#)	($)	Contributions)(2)

Douglas J. Leech	2004	$233,654	$–0–	$33,706	–0–	108,900	–0–	$9,362
President and	2003	$225,000	45,589	$35,000	–0–	213,400	–0–	$9,011
Chief Executive Officer	2002	206,731	$56,651	$14,000	–0–	209,000	–0–	$8,269
Kevin D. Lemley	2004	96,630	$26,816	$959	–0–	39,600	–0–	$4,976
Vice President,	2003	89,400	$20,000	$233	–0–	39,600	–0–	$3,585
CFO and Treasurer	2002	N/A
Timothy P. Saab	2004	87,613	$20,540	$518	–0–	36,300	–0–	$4,347
Vice President and	2003	81,462	$20,000	$205	–0–	36,300	–0–	$3,267
Secretary	2002	N/A
E. Richard Hilleary	2004	87,613	$27,540	$1,471	–0–	36,300	–0–	$4,665
Vice President	2003	81,462	$20,000	$588	–0–	36,300	–0–	$3,282
Commercial Lending	2002	N/A
Henry M. Kayes Jr.	2004	110,346	$28,000	$1,228	–0–	33,000	–0–	$4,994
President,	2003	86,769	$30,000	$1,114	–0–	33,000	–0–	$3,330
Martinsburg Region	2002	N/A

(1)	Represents life insurance premium payments for insurance provided to Mr. Leech, reimbursement of payroll taxes related to Centra’s Supplemental Employee Retirement Plan (see note 14 of Form 10-K), and reimbursement for personal use of bank vehicle.

(2)	Represents Centra’s matching portion of 401(k) contributions.

(3)	Represents inclusion of group term life insurance coverage in excess of $50,000 for all executive officers and also includes reimbursement for personal use of bank vehicle.
  Summary of Stock Options
      The following table provides additional information on Centra’s equity compensation plan:

Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options, warrants	options, warrants	(excluding securities
	and rights (a)	and rights (b)	reflected in column (a)(c)

Equity compensation plans approved by security holders	661,980	$10.89	218,020
Equity compensation plans not approved by security holders	—	—	—
Total	661,980	$10.89	218,020
  Employment Agreements and Change of Control
      Centra and the bank have an employment agreement with Douglas J. Leech, chairman, president and chief executive officer of both Centra and the bank. Mr. Leech’s agreement provides that he will serve as president and chief executive officer of Centra and the bank. The term of the agreement is five years unless extended. On each monthly anniversary date of the agreement, the agreement is automatically extended for one additional month, provided that on any monthly anniversary date either the bank or Mr. Leech may serve notice to the other to fix the term to a definite five-year period. The agreement provides for a base salary of $225,000, which amount may be increased if approved by the bank’s board of directors. The agreement provides for severance payments in the event Mr. Leech is actually or constructively terminated without just cause. The agreement also has a change of control provision whereby Mr. Leech may voluntarily terminate employment up until 24 months after a change in control and will be entitled to receive any compensation due and not yet paid through the date of termination plus all compensation and benefits set forth in the agreement for a period of five years following such voluntary termination. As of April 8, 2005, upon termination, for a change of control or termination without cause, Mr. Leech would receive 1.5 times his current salary of $225,000 for five years.
      The change of control provision is designed to secure Mr. Leech’s continued service and dedication in the face of the perception that a change in control could occur, or an actual or threatened change of control occurs.
      Centra and the bank have employment and change of control agreements with Kevin D. Lemley, Timothy P. Saab, E. Richard Hilleary, and Henry M. Kayes, senior vice presidents of Centra Bank. The terms of the agreements are two years and on each monthly anniversary date of the agreement, the agreement is automatically extended for one additional month. These agreements provide for a base salary of $100,000, $84,460, $92,000, and $127,000 respectively, which amounts may be increased if approved by the bank’s board of directors. The agreements provide for severance payments in the event these officers are actually or constructively terminated without just cause. The agreements also have change of control provisions whereby these officers may voluntarily terminate employment up until 24 months after a change in control and will be entitled to receive any compensation due and not yet paid through the date of termination plus all compensation and benefits set forth in the agreement. As of April 8, 2005, upon termination for a change of control or termination without cause, these officers would receive their annual salaries for two years.
Ownership of Securities by Directors and Executive Officers
      The following table sets forth the number of shares of Centra’s common stock that directors and executive officers own as of January 31, 2005.

	Amount of	Percent of
Name	Beneficial Ownership	Ownership

James W. Dailey II	23,467	0.92
Arthur Gabriel	1,100	0.04
Douglas J. Leech	39,710	1.55
Robert A. McMillan	39,050	1.53
Mark R. Nesselroad	34,406	1.35
Parry G. Petroplus	13,750	0.54
Milan Puskar	88,000	3.45
Paul T. Swanson	41,800	1.64
Bernard G. Westfall	22,000	0.86
Kevin D. Lemley	34,980	1.37
Timothy P. Saab	17,600	0.69

All directors and executive officers as a group (eleven persons)	355,863	13.94

Beneficial ownership is defined as the director or executive officer, immediate family living in the household, and any related entity in which a 10% or greater ownership percentage is maintained.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)
      The board of directors has selected the firm of Ernst & Young LLP to serve as the independent registered public accounting firm for Centra for 2005. Although the selection of an independent registered public accounting firm does not require stockholder ratification, the board of directors has submitted the appointment of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the appointment of Ernst & Young LLP, the board of directors will consider the appointment of other independent registered public accounting firms.
      Ernst & Young LLP advised Centra that no member of that accounting firm has any direct or indirect material interest in Centra, or it subsidiary. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will respond to appropriate questions. The proxies will vote your proxy “FOR” the ratification of the selection of Ernst & Young LLP unless otherwise directed.
      The following fees were paid by Centra and the bank to Ernst & Young LLP:

	2004	2003

Audit Fees	$109,838	$81,840
Audit-Related Fees	3,800	2,500
Tax Fees	6,000	5,750
All Other Fees	—	—
      Fees for audit services include fees associated with the annual audit and the reviews of Centra’s quarterly reports on Form 10-Q. Audit-related fees include accounting consultations, while tax fees include tax compliance services.
      The audit committee has considered whether Ernst & Young LLP has maintained its independence during the fiscal year ended December 31, 2004. The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law. All of the services described above for which Ernst & Young LLP billed the company for the fiscal year ended December 31, 2004, were pre-approved by the company’s audit committee. For the fiscal year ended December 31, 2004, the company’s audit committee did not waive the pre-approval requirement of any non-audit services to be provided to Centra by Ernst & Young LLP.
FORM 10-K ANNUAL REPORT TO THE
SECURITIES AND EXCHANGE COMMISSION
      Centra has included a copy of Form 10-K and its annual report in this package.
OTHER INFORMATION
      If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of Centra, or the board of directors may adopt a resolution to reduce the number of directors to be elected. The board of directors is unaware of any other matters to be considered at the annual meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the board of directors.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Any stockholder who wishes to have a proposal placed before the next annual meeting of stockholders must submit the proposal to Timothy P. Saab, secretary of Centra, at its executive offices, no later than January 1, 2006, to have it considered for inclusion in the proxy statement of the annual meeting of 2006.

Douglas J. Leech
President and Chief Executive Officer
Morgantown, West Virginia
April 9, 2005

CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 2005
     Timothy P. Saab and Kevin D. Lemley, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Centra Financial Holdings, Inc., at the Annual Meeting of Stockholders to be held May 12, 2005, and any adjournment thereof.
     Unless otherwise specified on this proxy, the shares represented by this proxy will be voted “FOR” the propositions listed on the reverse side and described more fully in the proxy statement of Centra Financial Holdings, Inc., distributed in connection with this Annual Meeting. Each share is entitled to one vote per nominee, unless a stockholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting for the election of directors is requested, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)

CENTRA FINANCIAL HOLDINGS, INC.
Please Mark Your Vote in Box Using Dark Ink Only.
The board of directors recommends a vote “FOR” the listed propositions.

		FOR	WITHHOLD	FOR ALL
		ALL	ALL	EXCEPT*
1.	Election of directors for the terms specified in the proxy statement:
	Arthur Gabriel	(Except Nominee(s) Written Below)
Robert A. McMillan
Milan Puskar
		☐	☐	☐
*(Except Nominee(s) written above)
2.	Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for 2005:	☐	☐	☐
3.	To transact such other business as may properly come before the meeting or any adjournments thereof:	☐	☐	☐

Dated:	, 2005

Signature(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.